UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2010
Assisted Living Concepts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-13498	93-1148702

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin	53051

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (262) 257-8888
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On May 3, 2010, the Board of Directors of Assisted Living Concepts, Inc. (the “Company”) unanimously approved the replacement of the Company’s existing “Code of Business Conduct” with a new “Code of Business Conduct and Ethics”. Although the prior Code of Business Conduct met all legal, listing and regulatory requirements, the Company believes that the new Code is better organized and easier to read and understand.
The new Code, among other things, includes an introduction by the Chief Executive Officer, the Company’s cornerstones, universal rules of behavior, and the Company’s whistleblower hotline number and provides more comprehensive coverage of certain topics, including fair treatment of employees, diversity and inclusion, safety and health, gifts and loans, dealing with competitors and business partners, and encouraging the reporting of illegal or unethical behavior. The foregoing summary is subject to and qualified in its entirety by reference to the full text of the new Code, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 5.05.
The new Code applies to all of the Company’s officers, directors and employees. Replacing the Code did not result in a waiver or implicit waiver (as defined in Instruction 2 to Item 5.05) of the previous Code. The new Code has been posted under “Corporate Documents” in the Investor Relations section of the Company’s website, www.alcco.com.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of the Company’s stockholders was held on May 3, 2010 (“Annual Meeting”). At the Annual Meeting, the only matters submitted for a vote were: (1) a proposal to elect the nine persons nominated by the Board of Directors to serve as directors until the 2011 Annual Meeting of Stockholders and until their respective successors are elected and qualified; and (2) a proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for 2010.
As of the March 10, 2010 record date for the meeting, there were 10,054,340 shares of Class A Common Stock and 1,523,375 shares of Class B Common Stock outstanding and entitled to vote. A total of 8,128,800 shares of Class A Common Stock and 1,366,638 shares of Class B Common Stock were represented at the meeting in person or by proxy. Each share of Class A Common Stock was entitled to one vote and each share of Class B Common Stock was entitled to ten votes. Accordingly, a total of 21,795,180 votes were represented at the meeting.
All of the Board’s nominees were elected. The results of the vote on the election of directors were:

Name	For	Withheld	Broker Non-Votes
Laurie A. Bebo	21,312,145	71,936	411,099
Alan Bell	21,352,694	31,387	411,099
Jesse C. Brotz	16,983,890	4,400,191	411,099
Derek H.L. Buntain	17,577,882	3,806,199	411,099
David J. Hennigar	17,442,116	3,941,965	411,099
Malen S. Ng	21,352,754	31,327	411,099
Melvin A. Rhinelander	21,311,845	72,236	411,099
Charles H. Roadman II, MD	21,352,674	31,407	411,099
Michael J. Spector	21,234,508	149,573	411,099

The appointment of Grant Thornton LLP as the Company’s independent auditors was ratified. The results of the vote on the ratification of the appointment of Grant Thornton LLP were:

For	Against	Abstain
21,792,642	2,288	250
There were no broker non-votes on this proposal.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is being filed herewith:
14.1	Assisted Living Concepts, Inc. Code of Business Conduct and Ethics.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: May 6, 2010

By:	/s/ John Buono
John Buono
Senior Vice President, Chief Financial Officer & Treasurer